Exhibit 99.1

Hyperion DeFi Reports 1Q 2026 Financial Results with Record Net Income and Raises Guidance for Full Year 2026

Company Reports Record $8.8M Net Income and $19.5M Adjusted EBITDA(8)

Treasury Exceeds 2.00M HYPE, 1.92M KNTQ, & 10.00M HPL Tokens as of May 11(14)

HYPD’s Unique “Triple-Dip” HYPE Deployment Generated >3x Base Staking Income in Q1

Company Raises Adjusted Gross Profit(1) 2026 FY Guidance by ~20%

DALLAS, TX, May 14, 2026 -- Hyperion DeFi, Inc. (NASDAQ: HYPD) (“Hyperion DeFi” or the “Company”), the first U.S. publicly listed DeFi company building on Hyperliquid, today reported results for the first quarter ending March 31, 2026.

“We are pleased to report continued scaling of our DeFi operating businesses, accretive balance sheet growth, and prudent cost management,” said Hyunsu Jung, CEO of Hyperion DeFi. Mr. Jung continued, “The opportunities to build on Hyperliquid are immense and expanding every day. More products and institutions are moving on-chain, and we continue to position ourselves as the premier institutional gateway to DeFi innovation. In light of our continued momentum, today we are increasing our guidance for our DeFi operating segments for full-year 2026, and we continue to anticipate achieving break-even cash flows by the end of the year.”

Q3’25, Q4’25, and Q1’26 Summary GAAP and Non-GAAP Financial Measures

(Figures in $)		Q3 2025	Q4 2025	Q1 2026
GAAP	Gross Profit	302,506	192,987	244,271
Non-GAAP	Adjusted Gross Profit(1)	439,386	820,997	959,568
GAAP	HYPE Digital Assets	37,954,590	16,233,941	25,286,164
Non-GAAP	Gross HYPE Holdings(4)	77,751,604	47,837,901	71,037,227
Non-GAAP	Net Asset Value(9)	74,545,583	44,154,737	69,873,504
GAAP	Selling, General and Administrative Expense	2,594,130	4,530,542	4,493,604
Non-GAAP	Operating Expenses Excluding Stock-Based Compensation(5)	4,315,016	3,007,135	2,975,883
GAAP	Net Operating (Income) Expenses	(4,125,685)	39,958,264	(8,487,848)
Non-GAAP	Treasury Gains (Losses)(6)	11,868,872	(36,783,228)	21,451,862
GAAP	Total Other Income (Expense), Net	2,197,391	(288)	108,431
Non-GAAP	Adjusted Other Income (Expense)(7)	(42,240)	48,717	52,585
GAAP	Net Income (Loss)	6,625,582	(39,765,565)	8,840,550
Non-GAAP	Adjusted EBITDA(8)	7,951,003	(38,920,649)	19,488,132

All figures in this press release are not audited. Throughout this document, totals may not sum due to rounding. Calculations are based on unrounded results.

This press release includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted Gross Profit, Gross HYPE Holdings, Net Asset Value, Operating Expenses Excluding Stock-Based Compensation, Treasury Gains (Losses), Adjusted Other Income (Expense), and Adjusted EBITDA. Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” for reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures and important additional information.

Adjusted Gross Profit(1) Guidance	Q3'25		Q4'25		FY'25		Q1'26		Q2'26	Q3'26	Q4'26	FY'26 Guidance	2026 Guidance vs. 2025 Actual
Initial Guidance (Q4'25 A)	$0.44	M	$0.82	M	$1.28	M	-		-	-	-	$4M - $6M	~4x
Current Guidance (Q1'26 A)	$0.44	M	$0.82	M	$1.28	M	$0.96	M	-	-	-	$5M - $7M	~5x

Adjusted Gross Profit(1) (in $ thousands)	Q3'25		Q4'25		Q1'26		QoQ Growth
Ecosystem Rewards	-		285		150		-47%
DeFi Monetization	<1		102		245		140%
Yield Enhancement	78		79		211		165%
Validator Commissions	21		49		40		-17%
Staking Yield	340		305		313		2%
Adjusted Gross Profit(1)	439		821		960		17%
Multiple vs. Staking Yield	1.3	x	2.7	x	3.1	x
% Earned in Cash*	18%		22%		48%
HYPE Earned in Staking & Validating(2)	7,895		10,076		11,458		14%
Effective Average HYPE Price In-Period(3)	45.76		35.12		30.82

*The portion of Adjusted Gross Profit(1) earned in cash, cash equivalents, and USDH(16)

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

HYPE Treasury Over Time	09/30/25		12/31/25		3/31/26		5/11/26(14)
Gross HYPE Tokens(2)	1.72	M	1.88	M	1.94	M	2.00	M
HYPE Token Price	$45.2		$25.4		$36.6		$42.2
Gross HYPE Holdings(4)	$77.8	M	$47.8	M	$71.0	M	$84.5	M
Cash, Cash Equivalents, and USDH(16)	$8.2	M	$6.5	M	$9.1	M	$16.0	M

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

HYPD Investment Thesis

Hyperion DeFi has executed three full quarters under our new DeFi strategy, with two sequential increases in our operating business and two sequential declines in our core costs. Our continued track record of outperformance versus peers through Q1’26 demonstrate that we have transcended the strategy and capabilities of a simple buy-and-hold “DAT” (digital asset treasury company), and instead, we are differentiated as the first U.S. publicly listed DeFi company building on the Hyperliquid blockchain.

•	We are unique among digital asset treasuries with five diversified operating business lines.

•	Our “Triple-Dip” HYPE deployment strategy, by which we earned approximately ~3.1x base staking income in Q1’26 versus ~2.7x in Q4’25, is possible because of our management’s unique ability to build on the Hyperliquid Blockchain.

•	Even as the Effective Average HYPE Price In-Period(3) declined, we achieved +17% quarter-over-quarter growth in Adjusted Gross Profit(1), driven by ramping DeFi Monetization and Yield Enhancement strategies (each at >100% Q-o-Q growth).

•	The portion of our Adjusted Gross Profit(1) earned in cash, cash equivalents, and USDH(16) increased from 22% in Q4’25 to 48% in Q1’26.

•	Beyond our growing HYPE treasury, our Hyperliquid ecosystem token holdings (such as KNTQ and HPL) uniquely position HYPD for upside in early-stage builders.

•	We operate with strong earnings leverage and a low cost base built for scale. We anticipate Operating Expenses Excluding Stock-Based Compensation(5) to further decline below a quarterly run-rate of $3.0 million beginning in Q2’26 driven by the exit of legacy biotech operations.

•	We anticipate $5M-$7M Adjusted Gross Profit(1) in 2026, ~5x our 2025 FY results, which represents a +$1M increase in range from our Q4’25 earnings release.

Our businesses are designed to simultaneously promote and monetize adoption of the Hyperliquid blockchain. In Q1, our unique ability to “triple-dip” our HYPE tokens across multiple deployment strategies generated ~3.1x the income would have otherwise generated from staking in isolation. Our “HYPD Triple-Dip” strategy is:

1)	Stake our HYPE

2)	Deploy the staked HYPE into another business activity – our Validator, Yield Enhancement, or DeFi Monetization, and

3)	Position ourselves to receive Ecosystem Rewards

Adjusted Gross Profit(1) in Q4’25 and Q1’26

Adjusted Gross Profit(1), a Non-GAAP Metric, aims to capture all of Hyperion DeFi’s value-add operating business activities beyond simply buying and holding HYPE tokens. In total, Adjusted Gross Profit(1) increased +17% quarter-over-quarter from $821 thousand in Q4’25 to $960 thousand in Q1’26.

Below is a summary of all five of our operating business activities included within Adjusted Gross Profit(1) in these periods:

1.	Staking Yield: We stake our HYPE to our Validator and earn rewards.

o	In Q1’26, the Company earned 10,143 HYPE tokens from staking, up 16% quarter-over-quarter versus 8,437 in Q4’25.

o	On a dollar basis, our HYPE earned from staking generated $313 thousand Adjusted Gross Profit(1) in Q1’26 versus $305 thousand in Q4’25 (+2% quarter-over-quarter), while the Effective Average HYPE Price In-Period(3) declined -12% from 35.12 in Q4’25 to 30.82 in Q1’26.

2.	Validator Commissions: The Company operates its Validator under a Joint Validator Operators Agreement (together with Kinetiq and Pier Two) and earns commissions on rewards delivered to third-party tokens delegated to the Validator.

o	In Q1’26, the Company earned 1,315 HYPE tokens as validator commissions, a modest decline of -3% quarter-over-quarter versus 1,362 in Q4’25.

o	On a dollar basis, our HYPE earned from validator commissions generated $40 thousand Adjusted Gross Profit(1) in Q1’26 versus $49 thousand in Q4’25 (-17% quarter-over-quarter), given the Effective Average HYPE Price In-Period(3) declined -12% from 35.12 in Q4’25 to 30.82 in Q1’26.

o	10.2 million HYPE tokens were delegated to our Validator as of April 30, 2026, and we are the Top 6 Hyperliquid Validator after the Hyper Foundation.

3.	Yield Enhancement: The Company pursues accretive strategies to enhance yield earned on its tokens.

o	Yield Enhancement activities generated $211 thousand Adjusted Gross Profit(1) in Q1’26 versus $79 thousand in Q4’25 (+165% quarter-over-quarter).

o	Q1’26 and Q4’25 Yield Enhancement activities included multiple HYPE volatility strategies OTC and on-chain.

o	In Q1’26, we began executing within our Institutional Volatility Income Vault, in partnership with the Rysk protocol, further optimizing our Yield Enhancement capabilities while building the infrastructure to accommodate third-party execution within Rysk Premium in the future.

4.	DeFi Monetization: The Company supports and monetizes Hyperliquid DeFi activity with sustainable, scalable practices.

o	DeFi Monetization activity generated $245 thousand Adjusted Gross Profit(1) in Q1’26 versus $102 thousand in Q4’25 (+140% quarter-over-quarter).

o	DeFi Monetization includes our Temporary HYPE Asset Use Agreements (“HAUS”) and protocol partnerships generating third-party fees.

o	In Q1’26, we entered into a HAUS agreement with Silhouette. We provided the use of HYPE tokens to the Silhouette aggregated trading account, allowing Silhouette to pass along reduced trading fees to its customers on the Silhouette platform, and entitling us to earn a portion of those fee savings as income, plus 100% of staking rewards.

5.	Ecosystem Rewards: Through our active participation in the Hyperliquid DeFi ecosystem, the Company positions itself for the receipt of future potential token airdrops, protocol incentives, and other rewards that may become available periodically.

o	Ecosystem Rewards generated $150 thousand Adjusted Gross Profit(1) in Q1’26, versus $285 thousand in Q4’25.

▪	We expect the quarter-over-quarter change in Ecosystem Rewards to be volatile given the unexpected timing of airdrops, token generation events, and other rewards activity.

o	In November 2025, we received 1,918,478 KNTQ tokens in Kinetiq’s airdrop token generation event.

o	In March 2026, we cumulatively received 10,000,000 HPL tokens from HyperLend in connection with multiple partnership and revenue-sharing agreements in connection with on-chain credit pools.

o	Silhouette is contractually obligated to award HYPD at least 1% of future token supply or equity, including affiliates and related parties.

o	Given our partnerships with other Hyperliquid ecosystem participants such as Rysk, and given that we are continuing to accrue additional Kinetiq points, we anticipate additional ecosystem rewards in 2026.

Non-GAAP Income Summary (Figures in $)	Q3 2025	Q4 2025	Q1 2026
Adjusted Gross Profit(1)	439,386	820,997	959,568
Operating Expenses Excluding Stock-Based Compensation(5)	4,315,016	3,007,135	2,975,883
Treasury Gains (Losses)(6)	11,868,872	(36,783,228)	21,451,862
Adjusted Other Income (Expense)(7)	(42,240)	48,717	52,585
Adjusted EBITDA(8)	7,951,003	(38,920,649)	19,488,132

Please see “Footnotes” and “Non-GAAP Measures of Financial Performance” sections for detailed definitions and reconciliations to the nearest GAAP Metric.

Q4’25 and Q1'26 Expense Summary Results

•	Operating Expenses Excluding Stock-Based Compensation(5) declined (1%) quarter-over-quarter from $3.00 million in Q4’25 to $2.98 million in Q1’26.

•	Research and development expenses were $287 thousand in Q1’26 versus $189 thousand in Q4’25.

•	Selling, general, and administrative expenses excluding stock-based compensation decreased (5%) quarter-over-quarter, from $2.8 million in Q4’25 to $2.7 million in Q1’26.

•	We expect to wind down legacy biotech operations by the end of Q2’26.

Q4’25 and Q1'26 Treasury Summary

•	Gross HYPE Tokens(2) increased from 1.88 million in Q4’25 to 1.94 million in Q1’26.

o	Our HYPE treasury has grown to over 2.00 million tokens as of May 11, 2026(14).

•	Gross HYPE Holdings(4) increased from $47.8 million as of Q4’25 to $71.0 million as of Q1’26 as the price of HYPE increased from $25.4 to $36.6 in Q1’26.

•	Net Asset Value(9) increased from $44.2 million as of Q4’25 to $69.9 million as of Q1’26.

•	Treasury Gains (Losses)(6) was $21.5 million in Q1’26 versus ($36.8 million) in Q4’25.

Q4'25 and Q1’26 Net Income (Loss) and Adjusted EBITDA(8)

•	Q1’26 Net Income of $8.8 million compares to Q4’25 Net Loss of ($39.8 million).

•	Q1’26 Adjusted EBITDA(8) of $19.5 million compares to Q4’25 Adjusted EBITDA(8) of ($38.9 million)

o	The primary reconciliation of Net Income to Adjusted EBITDA(8) is our HYPE Liquid Staking Tokens (LSTs), for which the GAAP carrying value is the low-water-mark price of HYPE, as detailed further in our GAAP to Non-GAAP reconciliations section at the end of this release.

•	Q1’26 Net Income Attributable to Common Shareholders of $3.3 million compares to Q4’25 Net Loss Attributable to Common Shareholders of ($40.6 million).

•	Q1’26 Net Income per Common Share of $0.30 on a basic basis (10,610,679 weighted average shares) and $0.26 on a diluted basis (12,686,142 weighted average shares), compares to Q4’25 Net Loss per Share of ($6.29) on 6,452,733 on weighted average shares outstanding.

•	As of May 11, 2026, there are 15,025,498 outstanding shares of common stock.

Q4’25 and Q1'26 Cash Flows Summary

•	Operating Activities used $4.2 million net cash in Q1’26 versus $4.1 million in Q4’25.

o	Q1’26 Operating Cash Flow included $1.5 million net increase in the levels of operating assets (including acquiring additional USDH stablecoin(16)), without which, Net Cash Used in Operating Activities would have been $2.7 million.

o	Our cash, cash equivalents, and USDH(16) totaled $9.1 million as of Q1’26 versus $6.5 million as of Q4’25.

o	As of May 11, 2026, our cash, cash equivalents, and USDH(16) totaled approximately $16.0 million(14).

•	Net Cash Used in Investing Activities to purchase HYPE was $1.5 million in Q1’26 versus $6.3 million in Q4’25.

o	QTD Q2’26 as of May 11, 2026, we have purchased $2.5 million in HYPE.

•	Net Cash Provided by Financing Activities was $6.6 million in Q1’26 (primarily from our “at-the-market” offering) versus $9.4 million in Q4’25.

o	Through May 11, 2026, QTD Q2’26 we have raised approximately $1.9 million net proceeds from the sale of 492,783 shares via our “at-the-market” offering(14).

o	On May 7, 2026, we closed a public offering of 2,777,778 common shares and received approximately $8.7 million in net proceeds(14).

Conference Call & Webcast

Hyperion DeFi, Inc. will hold its earnings conference call and webcast for the first quarter ended March 31, 2026 on Thursday, May 14, 2026 at 8:00 a.m. Eastern Time. A slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures can be accessed through the Company’s Investor Relations website at https://ir.hyperiondefi.com/events-and-presentations along with information for the conference call. A webcast of the call will be archived and available through May 28, 2026 at 11:59 p.m. Eastern Time on the Company's website.

Presentation

All growth rates represent quarter-over-quarter comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest dollar, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. All numbers in this press release are not audited.

About the Hyperliquid Platform and the HYPE Token

Hyperliquid is a next-generation layer one blockchain optimized for high frequency, transparent trading. The blockchain includes fully on-chain perpetual futures and spot order books, with every order, cancel, trade, and liquidation occurring within 70 millisecond block times. It also hosts the HyperEVM, a general-purpose smart contract platform that supports permissionless decentralized financial applications akin to Ethereum.

HYPE is the native token of Hyperliquid. Staked HYPE provides utility for users via reduced trading fees and increased referral bonuses. As of May 2026, more than 44 million HYPE have been autonomously purchased and sequestered by the blockchain with the trading fees generated on the network’s central limit order books.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed DeFi company building on Hyperliquid. The Company provides investors with streamlined access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

For more information, please visit Hyperiondefi.com or follow @hyperiondefi on X.

Forward Looking Statements; Disclaimer

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the viability of, and risks associated with, our cryptocurrency treasury strategy, the growth and revenue potential of the Hyperliquid ecosystem and the growth prospects of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Certain information contained in this press release relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Hyperion DeFi’s own internal estimates and research. While Hyperion DeFi believes these third-party studies, publications, surveys and other data to be reliable as of the date of this press release, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of Hyperion DeFi’s internal estimates or research and no reliance should be made on any information or statements made in this press release relating to or based on such internal estimates and research. You should conduct your own investigation and analysis of Hyperion DeFi, its business, prospects, results of operations and financial condition. In furnishing this information, Hyperion DeFi does not undertake any obligation to provide you with access to any additional information (including forward-looking information and any projections contained herein) or to update or correct the information.

Hyperion DeFi, Inc. Investor Contact:

Jason Assad

Hyperion DeFi, Inc.

IR@hyperiondefi.com

(678) 570-6791

Hyperion DeFi, Inc.

Condensed Balance Sheets

(unaudited)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$7,380,922	$6,443,467
Prepaid expenses and other current assets	1,423,025	802,342
Total Current Assets	8,803,947	7,245,809

Digital assets	25,422,127	16,345,347
Digital assets receivable, net	10,376,105	6,935,131
Digital intangible assets	16,033,758	20,591,555
Digital intangible assets receivable, net	8,907,419	—
Operating lease right-of-use asset	340,407	415,998
Other assets	182,200	230,416
Total Assets	$70,065,963	$51,764,256

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$428,266	$317,900
Accrued expenses and other current liabilities	2,070,181	1,871,106
Operating lease liabilities - current portion	465,245	512,007
Notes payable - current portion	1,509,326	—
Total Current Liabilities	4,473,018	2,701,013
Notes payable - non-current portion	6,965,557	7,796,136
Operating lease liabilities, non-current portion	132,424	206,600
Total Liabilities	11,570,999	10,703,749

Commitments and contingencies (Note 9)

Stockholders’ Equity
Preferred stock, $0.0001 par value, 60,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock, 5,435,898 shares designated; 5,235,897 and 5,435,897 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively with a liquidation preference of $50,768,000 as of March 31, 2026	524	544
Common stock, $0.0001 par value, 600,000,000 shares authorized; 11,428,482 shares issued and outstanding as of March 31, 2026;8,762,329 shares issued and 8,680,005 shares outstanding as of December 31, 2025, respectively	1,143	876
Additional paid-in-capital	290,277,174	281,937,072
Treasury stock, at cost, 0 and 82,324 shares as of March 31, 2026 and December 31, 2025, respectively	—	(253,558)
Accumulated deficit	(231,783,877)	(240,624,427)
Total Stockholders’ Equity	58,494,964	41,060,507
Total Liabilities and Stockholders’ Equity	$70,065,963	$51,764,256

Hyperion DeFi, Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Revenue	$244,271	$14,720
Cost of revenue	—	(48)
Gross Profit	244,271	14,672

Operating (Income) Expenses:
Research and development	286,764	673,043
Selling, general and administrative	4,493,604	2,372,322
Realized gain - digital assets and digital assets receivable	(3,623,764)	—
Unrealized gain - digital assets	(10,973,979)	—
Unrealized gain – digital intangible assets receivable	(367,251)	—
Impairment loss - digital intangible assets	1,231,668	—
Net gains (losses) on derivative instruments	(39,401)	—
Provision for credit losses	504,511	—
Net Operating (Income) Expenses	(8,487,848)	3,045,365
Income (Loss) From Operations	8,732,119	(3,030,693)

Other Income (Expense):
Other income, net	90,133	3,687
Gain on extinguishment of liabilities	—	89,623
Interest expense	(225,869)	(581,499)
Interest income	244,167	35,349
Total Other Income (Expense), Net	108,431	(452,840)

Net Income (Loss)	8,840,550	(3,483,533)
Dividend to preferred stockholders	(815,297)	—
Net Income (Loss) Attributable to Participating Securities	8,025,253	(3,483,533)
Less: income allocated to preferred stockholders	(4,789,742)	—
Net Income (Loss) Available to Common Stockholders	$3,235,511	$(3,483,533)

Net Loss per Share - Basic	$0.30	$(1.59)
Net Loss per Share - Diluted	$0.26	$(1.59)

Shares Outstanding - Basic	10,610,679	2,188,938
Shares Outstanding - Diluted	12,686,142	2,188,938

Hyperion DeFi, Inc.

Condensed Statements of Stockholders’ Equity (Deficit)

(unaudited)

	For the Three Months Ended March 31, 2026
					Additional				Total
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance - January 1, 2026	5,435,897	$544	8,762,329	$876	$281,937,072	82,324	$(253,558)	$(240,624,427)	$41,060,507
Issuance of common stock in At the Market offering [1]	—	—	1,859,993	186	6,665,196	—	—	—	6,665,382
Issuance of common stock for payment in kind of preferred stock dividend	—	—	244,518	25	939,312	—	—	—	939,337
Issuance of common stock from the delivery of vested restricted stock units	—	—	33,516	3	(3)	—	—	—	—
Issuance of common stock from conversion of preferred stock	(200,000)	(20)	600,000	60	(40)	—	—	—	—
Retirement of treasury shares	—	—	(82,324)	(8)	(253,550)	(82,324)	253,558	—	—
Stock-based compensation:
Amortization of stock option awards	—	—	—	—	80,880	—	—	—	80,880
Amortization of restricted stock units	—	—	—	—	1,690,852	—	—	—	1,690,852
Issuance of common stock to vendors as consideration for service provided	—	—	10,450	1	32,752	—	—	—	32,753
Preferred stock dividend ($0.16 per preferred share outstanding)	—	—	—	—	(815,297)	—	—	—	(815,297)
Net income	—	—	—	—	—	—	—	8,840,550	8,840,550
Balance - March 31, 2026	5,235,897	$524	11,428,482	$1,143	$290,277,174	—	$—	$(231,783,877)	$58,494,964

	For the Three Months Ended March 31, 2025
					Additional				Total
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit
Balance - January 1, 2025	—	$—	1,506,369	$151	$182,213,889	—	$—	$(195,309,992)	$(13,095,952)
Issuance of common stock in At the Market offering [2]	—	—	1,127,100	113	5,663,153	—	—	—	5,663,266
Induced exercise of stock warrants [3]	—	—	197,118	19	922,731	—	—	—	922,750
Reverse stock split settlement of fractional shares	—	—	(41)	—	(160)	—	—	—	(160)
Warrant modification and additional warrants-incremental value [4]	—	—	—	—	1,194,102	—	—	—	1,194,102
Warrant modification and additional warrants-in issuance costs for inducement [5]	—	—	—	—	(1,194,102)	—	—	—	(1,194,102)
Stock-based compensation	—	—	—	—	279,628	—	—	—	279,628
Net loss	—	—	—	—	—	—	—	(3,483,533)	(3,483,533)
Balance - March 31, 2025	—	$—	2,830,546	$283	$189,079,241	—	$—	$(198,793,525)	$(9,714,001)

[1]	Includes gross proceeds of $6,981,098 less total issuance costs of $315,716.
[2]	Includes gross proceeds of $5,851,007 less total issuance costs of $187,741.
[3]	Includes gross proceeds of $1,039,206 less total issuance costs of $116,456.
[4]	Incremental value from the warrant inducement entered into on January 16, 2025.
[5]	Non-cash warrant modification and additional warrants issuance costs related to the warrant inducement are shown as a separate line item for clarity.

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$8,840,550	$(3,483,533)
Adjustments to reconcile net income (loss) to net cash and cash equivalents used in operating activities:
Stock-based compensation	1,804,485	279,628
Change in fair value of shares issued for accrued dividend	146,719	—
Amortization of debt discount	55,461	277,972
Non-cash lease expense	75,591	75,591
Provision for credit losses	504,511	—
Gain on extinguishment of liabilities	—	(89,623)
Realized gain - digital assets	(3,623,764)	—
Unrealized gain - digital assets	(10,973,979)	—
Unrealized gain – digital intangible assets receivable	(367,251)
Net gains on derivative instruments	(39,401)	—
Impairment loss - digital intangible assets	1,231,668	—
Non-cash revenue, net	(244,271)	—
Non-cash portion of other income	(6,041)	—
Non-cash interest income from digital assets receivable	(198,957)	—
Paid-in-kind interest expense	83,672	198,829
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,542,190)	(577,321)
License fee and expense reimbursements receivables	—	(960)
Accounts payable	110,366	(999,807)
Accrued expenses and other current liabilities	67,117	28,814
Lease liabilities	(120,938)	(152,436)
Net Cash and Cash Equivalents Used In Operating Activities	(4,196,652)	(4,442,846)

Cash Flows From Investing Activities
Purchase of digital assets	(1,472,835)	—
Net Cash and Cash Equivalents Used In Investing Activities	(1,472,835)	—

Cash Flows From Financing Activities
Proceeds from sale of common stock in At the Market offering	6,981,098	5,851,007
Proceeds from induced exercise of stock warrants	—	1,039,206
Payment of issuance costs for At the Market offering	(315,716)	(187,741)
Repayments of notes payable	(58,440)	(152,279)
Payment of issuance costs for debt modification	—	(177,228)
Payment of cash issuance costs for induced exercise of stock warrants	—	(116,456)
Reverse stock split settlement of fractional shares	—	(160)
Net Cash and Cash Equivalents Provided By Financing Activities	6,606,942	6,256,349
Net Increase in Cash and Cash Equivalents	937,455	1,813,503
Cash and Cash Equivalents - Beginning of Period	6,443,467	2,121,463
Cash and Cash Equivalents - End of Period	$7,380,922	$3,934,966

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows, continued

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$86,737	$—
Taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Modification date carrying value of extinguished Avenue Loan	$—	$10,262,280
Modification date fair value of modified Avenue Loan	$—	$10,172,657
Transfer of digital assets into digital intangible assets receivable	$8,863,235	$—
Deposits of USDH into Hyperion Rysk Vault	$1,765,075	$—
Redemption of digital assets from Hyperion Rysk Vault	$151,377	$—
Warrant modification and additional warrants - incremental value	$—	$1,194,102
Prepaid insurance financed by note payable	$598,055	$—
Common stock issued for accrued dividends payable	$939,337	$—
Accrued dividend payable to preferred stockholders	$815,297	$—
Treasury shares retired	$253,558	$—
Deposits of digital assets into liquid staking activities	$224,011	$—
Liability for digital assets received from lender, prior to loan origination	$150,163	$—
Common stock issued upon conversion of preferred stock	$60	$—
Receipt of digital assets from liquid staking activities	$4	$—
Issuance of common stock upon vesting of restricted stock units	$3	$—

Hyperion DeFi Non-GAAP Measures of Financial Performance and Supplemental Disclosures

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit(1) (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Gross Profit	302,506	192,987	244,271
Add: Accumulated but unrealized staking yield on LSTs(10)	58,771	172,463	154,806
Add: Net gains on derivative instruments	78,109	79,461	39,401
Add: Accumulated but unrealized yield enhancement activity(15)	-	-	171,970
Add: Operating Income from airdrops	-	285,450	-
Add: Receipt of HPL tokens pursuant to partnership agreements	-	-	150,163
Add: Interest Income from DeFi Monetization activity	-	90,636	198,957
Adjusted Gross Profit(1)	439,386	820,997	959,568

Note: See “Footnotes” section for detailed explanations and definitions.

Q1’26 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of March 31, 2026
	Value $	Token Count	Token Price $
HYPE digital assets	25,286,164	690,505	36.62
Add:
HYPE digital assets receivable*	11,071,200	302,327	36.62
HYPE digital intangible assets receivable**	9,230,486	250,000	20.66
HiHYPE at Carrying Value	7,785,852	378,277	20.58
kHYPE at Carrying Value	5,693,449	275,434	20.67
kmHYPE at Carrying Value	597,068	28,888	20.67
Unrealized accretion (dilution) expected upon LST to HYPE reconversion(11)	11,373,007	14,421	N.M.***
Gross HYPE Holdings(4)	71,037,344
Gross HYPE Tokens(2)		1,939,851	36.62

Note: See “Footnotes” section for detailed explanations and definitions.

Memo: Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of December 31, 2025	3,499,665
Memo: In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion	7,873,342

*Presented gross of $586,774 allowance for credit losses and $108,321 unamortized nonrefundable upfront fee.

**Presented gross of $323,067 allowance for credit losses.

***Throughout this release, N.M. is the abbreviation for “Not Meaningful”.

Q4’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of December 31, 2025
	Value $	Token Count	Token Price
HYPE - Digital Assets	16,233,941	638,352	25.43
Add:
HYPE digital asset receivable*	7,647,740	300,725	25.43
HiHYPE at carrying value	8,437,277	398,277	21.18
kHYPE at carrying value	11,369,458	505,434	22.49
kmHYPE at carrying value	649,820	28,888	22.49
Add: Unrealized accretion (dilution) expected upon future LST to HYPE Token reconversion(11)	3,499,665	9,410	N.M.
Gross HYPE Holdings(4)	47,837,901
Gross HYPE Tokens(2)		1,881,086	25.43

Note: See “Footnotes” section for detailed explanations and definitions.

Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of Q3’25	4,912,082
In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE vs. Q3’25	(1,412,417)

*Presented gross of $405,331 allowance for credit losses and $307,278 unamortized nonrefundable upfront fee.

Q3’25 Reconciliation of GAAP HYPE Digital Assets to Non-GAAP Gross HYPE Holdings(4) (unaudited)

	As of September 30, 2025
	Value $	Token Count	Token Price
HYPE digital assets	37,954,590	839,889	45.19
Add: HiHYPE at Carrying Value	34,884,932	877,871	39.74
Add: Unrealized accretion (dilution) expected upon future LST to HYPE Token reconversion(11)	4,912,082	2,788	N.M.
Gross HYPE Holdings(4)	77,751,604
Gross HYPE Tokens(2)		1,720,549	45.19

Note: See “Footnotes” section for detailed explanations and definitions.

Unrealized accretion (dilution) expected upon LST to HYPE reconversion as of June 30, 2025*	4,912,082

*The Company did not hold any LSTs on or prior to June 30, 2025. Therefore, as of September 30, 2025, the in-period change in unrealized accretion (dilution) expected upon LST to HYPE Token Reconversion is the same as the absolute figure.

Reconciliation of GAAP Selling, General and Administrative expense to Non-GAAP Operating Expense Excluding Stock-Based Compensation(5) (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Selling, general and administrative expense	2,594,130	4,530,542	4,493,604
Subtract: stock-based compensation expense	1,347,031	(1,712,361)	(1,804,485)
Add: research and development expense	373,855	188,954	286,764
Operating Expense Excluding Stock-Based Compensation(5)	4,315,016	3,007,135	2,975,883

Note: See “Footnotes” section for detailed explanations and definitions.

Supplemental Disclosure of Disaggregated Stock-Based Compensation (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Mark-to-Market Adjustment of Vested but Undelivered Awards	(2,140,000)	-	-
Amortization of Unearned Executive Milestone Awards	209,648	997,563	997,563
All Remaining Stock-Based Compensation	583,321	714,798	806,922
Total Stock-Based Compensation	(1,347,031)	1,712,361	1,804,485

Reconciliation of GAAP Net Operating (Expenses) Income to Non-GAAP Treasury Gains (Losses)(6) (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Net Operating Income (Expenses)	4,125,685	(39,958,264)	8,487,848
Add Back:
Research and development expense	373,855	188,954	286,764
Selling, general and administrative expense	2,594,130	4,530,542	4,493,604
Provision for credit losses	-	405,331	504,511
In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion	4,912,082	(1,412,417)	7,873,342
Subtract:
Accumulated but unrealized staking yield on LSTs(10)	(58,771)	(172,463)	(154,806)
Operating Income from airdrops	-	(285,450)	-
Net gains on derivative instruments	(78,109)	(79,461)	(39,401)
Treasury Gains (Losses)(6)	11,868,872	(36,783,228)	21,451,862

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Total Other Income (Expense), Net to Non-GAAP Adjusted Other Income (Expense)(7) (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Total Other Income (Expense), Net	2,197,391	(288)	108,431
Add back:
Interest expense	223,080	224,799	225,869
Reduction in life sciences liabilities(12)	(2,407,154)	-	(225,173)
Other non-recurring items(13)	(55,557)	(85,158)	142,415
Subtract: Interest Income from DeFi Monetization activities	-	(90,636)	(198,957)
Adjusted Other Income (Expense)(7)	(42,240)	48,717	52,585

Note: See “Footnotes” section for detailed explanations and definitions.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(8) (unaudited)

	For the Three Months Ended
(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Net Income (Loss)	6,625,582	(39,765,565)	8,840,550
Add back:
Stock-based compensation	(1,347,031)	1,712,361	1,804,485
Interest expense	223,080	224,799	225,869
Provision for credit losses	-	405,331	504,511
Income Taxes	-	-
Depreciation and amortization expense	-	-
Reduction in life sciences liabilities(12)	(2,407,154)	-	(225,173)
Other non-recurring items(13)	(55,557)	(85,158)	142,415
Add:
In-Period Change in unrealized accretion (dilution) expected upon LST to HYPE reconversion	4,912,082	(1,412,417)	7,873,342
Accumulated but unrealized yield enhancement activity(15)	-	-	171,970
Receipt of HPL tokens pursuant to partnership agreements	-	-	150,163
Adjusted EBITDA(8)	7,951,003	(38,920,649)	19,488,132

Note: See “Footnotes” section for detailed explanations and definitions.

*Does not include Amortization of Operating Lease.

Reconciliation of GAAP HYPE digital assets, as adjusted to Gross HYPE Holdings(4), to Non-GAAP Net Asset Value(9) (unaudited)

(Figures in $)	September 30, 2025	December 31, 2025	March 31, 2026
Gross HYPE Holdings(4)	77,751,604	47,837,901	71,037,227
Add: KNTQ & sKNTQ at Carrying Value	-	111,406	193,780
Add: HPL & sHPL at Carrying Value	-	-	149,820
Add: Hyperion Rysk Vault Shares at Cost Basis*	-	-	1,615,075
Add: Current Assets	9,085,767	7,245,809	8,803,947
Subtract: Current Liabilities**	(4,037,092)	(2,701,013)	(4,509,992)
Subtract: Notes Payable***	(8,254,696)	(8,339,366)	(7,416,353)
Net Asset Value(9)	74,545,583	44,154,737	69,873,504

Note: See “Footnotes” section for detailed explanations and definitions.

*Digital intangible assets representing claims on USDH held in the Hyperion Rysk Institutional Volatility Income Vault, bearing the technical name “WHYPE-USDH-USDH-P-H-HL”.

**Includes Notes payable - current portion as of March 31, 2026; does not subtract debt discount of $36,974 as of March 31, 2026.

***Non-current portion; does not subtract debt discount of $598,691 as of September 30, 2025, $543,230 as of December 31, 2025, or $450,796 as of March 31, 2026.

Footnotes

1.	“Adjusted Gross Profit” is a non-GAAP measure. Adjusted Gross Profit is defined as all in-period gross profit generated by the Company’s operations excluding buying digital assets and associated mark-to-market price movements. Such activities include staking yield, validator operations, yield enhancement activity, DeFi monetization partnerships, ecosystem rewards, and (prior to 2026) life sciences operations. It is reconciled to the GAAP measure “Gross Profit” by (i) adding accumulated but unrealized staking yield on LSTs, (ii) adding Net gains on derivative instruments, (iii) adding accumulated but unrealized yield enhancement activity as further described in Footnote 15, (iv) adding Operating Income from airdrops, (v) adding the Company’s receipt of HPL tokens pursuant to its partnership agreements with HyperLend, and (vi) adding the portion of GAAP “Interest Income” generated from digital assets receivables. We believe “Adjusted Gross Profit” is a helpful financial measure to our management and investors as it aims to capture all in-period gross profit generated by our active operational strategies without the impact of (i) the temporary GAAP earnings volatility of HYPE to LST conversion and LST to HYPE reconversion, (ii) the temporary GAAP earnings volatility of depositing and redeeming USDH versus Hyperion Rysk Vault Shares and delays in recognition of upfront received premium on expired sold HYPE put and call options, (iii) the over-time GAAP recognition of the Company’s receipt of HPL tokens, and (iv) dispersed GAAP presentment of our operational strategies across various Statements of Operations sections, or (iv) the impacts of realized or unrealized gains or losses on our digital assets. We believe Adjusted Gross Profit is a critical metric to quantify and compare our core operational activities between periods. In the Company’s earnings release and earnings supplement for three months ended September 30, 2025 and December 31, 2025, we previously reconciled Non-GAAP “Adjusted Gross Profit” to GAAP “Revenue”. Given changes in GAAP presentment related to staking and validating activities, we believe for the three months ended March 31, 2026, the closest comparable GAAP metric to Adjusted Gross Profit is Gross Profit.

2.	The following are unaudited supplemental operating disclosures: Gross HYPE Tokens, the number of HYPE tokens staked at the Kinetiq x Hyperion Validator, Validator Commissions in HYPE, Staking Yield in HYPE, and HYPE Earned in Staking & Validating.

3.	Calculated as the sum of the in-period Non-GAAP Adjusted Gross Profit components of (a) Validator Commissions plus (b) Staking Yield (such figures being expressed in-period in US Dollars), divided by the sum of (c) Validator Commissions in HYPE plus (d) Staking Yield in HYPE.

4.	“Gross HYPE Holdings” is a non-GAAP measure. Gross HYPE Holdings is defined as the gross market value of the Company’s HYPE assuming (a) all temporary HYPE token use agreements are exited, (b) all collateralized OTC HYPE derivatives are exited (and such LST collateral returned to the Company), and (c) all LSTs were converted back to HYPE tokens as of the end of each respective reporting quarter. It is reconciled to the GAAP measure “HYPE digital assets” by adding (i) HYPE digital assets receivable (without subtracting allowance for credit loss or unamortized nonrefundable upfront fees), (ii) HYPE digital intangible assets receivable (without subtracting allowance for credit loss), (iii) HYPE LSTs at carrying value (including without limitation HiHYPE, kHYPE, and kmHYPE) and (iv) the unrealized accretion (dilution) expected upon LST to HYPE reconversion as of the end of each respective reporting quarter. We believe Gross HYPE Holdings is a helpful non-GAAP financial measure to our management and investors because it eliminates the temporary HYPE value impacts caused by our DeFi Monetization and Yield Enhancement token movements as well as the conversion and reconversion between HYPE tokens and LSTs, which (a) causes staking yield on our LSTs not to be recognized in-period in accordance with GAAP and (b) does not recognize upward mark-to-market movements in underlying HYPE tokens given LSTs are carried at the lower of cost basis or impaired value. As such, it provides useful information about our balance sheet, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to understand and compare our operating results across reporting periods.

5.	"Operating Expenses Excluding Stock-Based Compensation" is a non-GAAP measure. Operating Expenses Excluding Stock-Based Compensation is defined as the Company's operational expenses in-period excluding treasury value movements and stock-based compensation. It is reconciled to the GAAP measure “Selling, general and administrative expense” by (i) subtracting stock-based compensation expense and (ii) adding Research and development expense. Operating Expenses Excluding Stock-Based Compensation provides a metric of total operating expenditures in-period without the impact of treasury value movement or stock-based compensation, thereby creating a helpful metric for operational expense comparisons between different periods for our management and investors.

6.	"Treasury Gains (Losses)" is a non-GAAP measure. Treasury Gains (Losses) is defined as the gross mark-to-market change in the company's digital asset treasury portfolio each period, without accounting for temporary GAAP impacts due to HYPE to LST conversion (or LST to HYPE reconversion) or operating income driven by airdrops or yield enhancement activity. It is reconciled to the GAAP measure “Net Operating Income (Expenses)" by (a) adding (i) Research and development expense, (ii) Selling, general, and administrative expense, (iii) Provision for credit losses, and (iv) the in-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion, and (b) subtracting (i) accumulated but unrealized staking yield on LSTs, (ii) Operating Income from airdrops, and (iii) Net gains on derivative instruments. Following these adjustments, Treasury Gains (Losses) is a singular metric that can present mark-to-market treasury changes in isolation, which we believe is a helpful metric for management and investors given our large digital asset treasury position and the volatile nature of digital assets.

7.	"Adjusted Other Income (Expense)" is a non-GAAP measure. Adjusted Other Income (Expense) reflects management’s view of recurring activities outside of core operating income and operating expenses. It is reconciled to the GAAP measure "Total Other Income (Expense), Net" by (a) adding back (i) interest expense, (ii) non-recurring gains from reductions in life sciences liabilities, and (iii) other non-recurring items which we do not consider material in nature, and (b) subtracting the portion of GAAP “Interest Income” generated from digital assets receivables. The items added back to Adjusted Other Income (Expense) are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. The item subtracted from Adjusted Other Income (Expense) is already captured in the Non-GAAP metric “Adjusted Gross Profit”, as further described in Footnote 1. We believe Adjusted Other Income (Expense) provides a helpful view to management and investors regarding recurring and ongoing income and expense items outside of operating income and operating expenses, presented in a way to compare these elements over time.

8.	“Adjusted EBITDA” is a non-GAAP measure. Adjusted EBITDA is meant to reflect management’s view of recurring business activities and a more comparable view of the mark-to-market impacts on our digital asset treasury holdings in-period. It is reconciled to the GAAP measure “Net Income (Loss)” by removing (i) stock-based compensation, (ii) interest expense, (iii) provision for credit losses, (iv) income taxes, (v) depreciation and amortization expense (excluding amortization of operating lease), (vi) non-recurring gains from reductions in life sciences liabilities, and (vii) other non-recurring items which we do not consider material in nature; and, it adds in (i) the in-period change in unrealized accretion (dilution) expected upon LST to HYPE reconversion, (ii) accumulated but unrealized yield enhancement activity as further described in Footnote 15, and (iii) the Company’s receipt of HPL tokens pursuant to its partnership agreements with HyperLend. The items excluded from our Adjusted EBITDA are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. The items added to Adjusted EBITDA are included to give a more complete picture of our in-period operations and mark-to-market impacts on our digital assets, disregarding (i) the temporary GAAP earnings volatility of HYPE to LST conversion and LST to HYPE reconversion, (ii) the temporary GAAP earnings volatility of depositing and redeeming USDH versus Hyperion Rysk Vault Shares and delays in recognition of upfront received premium on expired sold HYPE put and call options, and (iii) the over-time GAAP recognition of the Company’s receipt of HPL tokens. Adjusted EBITDA is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making purposes. This non-GAAP measure provides investors with additional information in evaluating the Company's operating performance.

9.	“Net Asset Value” is a non-GAAP measure. Net Asset Value is defined as the market value of our marketable digital assets less net outstanding debt. It is reconciled to the GAAP measure “HYPE digital assets” as adjusted to “Gross HYPE Holdings” (described more fully in Footnote 4) by (i) adding KNTQ digital assets and sKNTQ digital intangible assets at carrying value, (ii) adding HPL digital assets and sHPL digital intangible assets at carrying value, (iii) adding Hyperion Rysk Vault Shares at cost basis, (iv) adding Current Assets, (v) subtracting Current Liabilities (including current portion of Notes Payable, without subtracting corresponding debt discounts or any unamortized issuance expenses), and (vi) subtracting Notes Payable (Non-current portion, without subtracting corresponding debt discounts or any unamortized issuance expenses). We believe Net Asset Value is a helpful non-GAAP financial measure to our management and investors because it provides a more complete picture of our net liquid and marketable assets. It does not include Other digital intangible assets which may not be immediately marketable. It does not include other non-current assets or non-current liabilities beyond the aforementioned items. The Company believes Net Asset Value provides useful information about our balance sheet and financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

10.	Represents in-period accrued staking yield on HYPE LSTs. Staking yield on LSTs is not recognized in-period in accordance with GAAP; instead, LST staking yield may be recognized with an associated realized gain upon future reconversion from LSTs back into HYPE.

11.	Represents the estimated future financial implications if all company-owned LSTs were reconverted to HYPE at the end of each respective period. Encapsulates both the temporary GAAP valuation methodology differences between LSTs and HYPE plus the realization of previously accrued but unrecognized staking yield on LSTs.

12.	In the three months ended September 30, 2025, Gain on extinguishment of liability and a reduction in accrued liability within other income was approximately $2.2 million and $0.2 million respectively, combined totaling $2.4 million. In the three months ended March 31, 2026, gain on extinguishment of liabilities within Other income (expense), net totaled $0.2 million.

13.	In the reconciliation of “Total Other Income (Expense), Net” to “Adjusted Other Income (Expense)”, as well as in the reconciliation of “Net Income (Loss)” to “Adjusted EBITDA”, in the three months ended September 30, 2025, other non-recurring items include gains on sales of equipment, release of reserves held against potential returns of company-sold items, and a one-time realized payment in connection with a terminated LOI. In the three months ended December 31, 2025 and March 31, 2026, other non-recurring items include gains and losses due to valuation differences in the time between contractual and actual delivery dates on certain company-paid expenses denominated in HYPE and in Company equity.

14.	Estimated and unaudited figures as of May 11, 2026.

15.	Includes all net cash, cash equivalents, and USDH premiums received but unrealized on expired sold HYPE puts and calls, including within the Hyperion Rysk Vault, as well as third-party fees on yield enhancement activities (such third-party fees being included in DeFi Monetization within Non-GAAP Adjusted Gross Profit).

16.	Includes Hyperion Rysk Vault Shares, which are redeemable into USDH.